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                                                                    EXHIBIT 99.1

                                 [VLASIC LOGO]


CONTACT: KEVIN G. LOWERY
            (856) 969-7417


         VLASIC RECEIVES WAIVER OF COVENANTS EXTENSION TO JUNE 28, 2000

           COMPANY NEGOTIATING WITH LENDERS ON LONGER TERM EXTENSION.


CHERRY HILL, N.J. - JUNE 19, 2000 -- Vlasic Foods International (NYSE: VL) announced today that its senior credit facility bank syndicate has agreed to extend its existing waiver, through June 28, 2000, of certain covenants of that facility while Vlasic Foods and the syndicate continue to negotiate a longer term extension of the waiver.

        The credit facility is lead-arranged by J.P. Morgan Securities Co., and the syndication agent is Chase Securities, Inc.

        The Company is current on all outstanding debt instruments.

Forward Looking Statement

    This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company believes the assumptions underlying the forward-looking statements, including, among other things, those relating to financing, debt and negotiations with its bank syndicate are reasonable. However, any of the assumptions could be inaccurate, and therefore there can be no assurance that the forward-looking statements contained in this release will prove to be accurate. Additional information that could cause actual results to vary materially from the results anticipated may be found in the Company's most recent Form 10-K and other reports filed with the Securities Exchange Commission. Furthermore, the Company disclaims any obligation or intent to update any such factors or forward-looking statements to disclaim future events and developments.